TWENTY-EIGHTH AMENDMENT

to

MASTER SERVICES AGREEMENT

between

CAPITOL SERIES TRUST

and

ULTIMUS FUND SOLUTIONS, LLC

This twenty-eighth amendment (the “Amendment”) revises the Master Services Agreement, dated December 21, 2016 (the “Agreement”), between Capitol Series Trust (the “Trust”), and Ultimus Fund Solutions, LLC (“Ultimus”), an Ohio limited liability company, and revises the Transfer Agent and Shareholder Services Fee Letter, dated December 18, 2021, between the Trust and Ultimus (collectively, the “Parties”) on behalf of the Alta Quality Growth Fund, Guardian Capital Dividend Growth Fund and the Guardian Capital Fundamental Global Equity Fund (the “Funds”).

1.         The Parties agree to amend the Transfer Agent and Shareholder Services Fee Letter (the “Fee Letter”) to the Agreement by inserting the following language in Section 1.1 to the Fee Letter on behalf of the Funds. No other provisions of the Agreement or its accompanying Addendums or Fee Letters shall be modified, except as stated herein.

☒	uTRANSACT Fees (web portal) (check applicable fees)
Small Fund
(Management company with less than 1,000 total accounts)
	☐	One-time implementation fee	$[REDACTED]
	☐	Ongoing annual fee	$[REDACTED] annual base fee
	☐	Overall Activity Fee**	$0.50 per authentication
Asset Allocation Modeling
	☐	One-time implementation fee	$[REDACTED]
	☐	Ongoing annual fee	$[REDACTED]

Large Fund
(Management company with 1,000 total accounts or greater)
	☐	One-time implementation fee	$[REDACTED]
	☐	Ongoing annual fee	$[REDACTED] annual base fee
	☐	Overall Activity Fee**	$0.50 per authentication
Asset Allocation Modeling
	☐	One-time implementation fee	$[REDACTED]
	☐	Ongoing annual fee	$[REDACTED]

FP Only, View Only
	☒	One-time implementation fee	$[REDACTED]
	☒	Ongoing annual fee	$[REDACTED] per month

Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

The Parties have duly executed this Amendment as of October 2, 2023.

	Capitol Series Trust		Ultimus Fund Solutions, LLC
On behalf of the Funds

By:	/s/ Matthew J. Miller	By:	/s/ Gary Tenkman
Name:	Matthew J. Miller	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer